UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way, Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2024, Anelise Sacks notified Analog Devices, Inc. (the “Company”) of her decision to resign as Executive Vice President and Chief Customer Officer of the Company to explore other opportunities, effective as of March 31, 2025, or such earlier date as the Company appoints a new Chief Customer Officer. If the Company appoints a new Chief Customer Officer prior to March 31, 2025, Ms. Sacks will remain employed by the Company through such date to assist in the transition of her role and responsibilities.

Ms. Sacks’ decision to resign as Executive Vice President and Chief Customer Officer does not relate to any disagreement with the Company or its board of directors on any matter relating to the Company’s operations, policies, practices, or financial performance.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2024	ANALOG DEVICES, INC.

.	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary